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                                Exhibit No. 16
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August 9, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We have read Item 4 of Form 8-K dated August 9, 2000 of Advanced Lumitech, Inc. and are in agreement with the statements in the two paragraphs contained in Item
4. We have no basis to agree or disagree with other statements of the registrant contained therein.



                            /s/
                            Ernst & Young LLP